UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2007

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 10, 2007, Fifth Third Bancorp’s (the “Bancorp”) management recommended to the Audit Committee of the Bancorp’s Board of Directors that the Bancorp’s Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004 should be restated and the previously issued Consolidated Financial Statements for such periods should no longer be relied upon. The restatement does not affect the Bancorp’s Consolidated Statements of Income, Consolidated Balance Sheets or Consolidated Statements of Changes in Shareholders’ Equity for any of the affected periods. Accordingly, the Bancorp’s historic revenues, net income, earnings per share, total assets and regulatory capital remain unchanged. On the date hereof, the Bancorp is filing a Form 10-Q for the three months ended March 31, 2007. Included in Note 16 of the Notes to Condensed Consolidated Financial Statements in the Form 10-Q is disclosure regarding the restatement of the Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004. The Bancorp will file an amended 2006 Form 10-K as soon as practicable.

The restatement resulted from the misclassification of cash flows from the sale of residential mortgage loans originally held for investment, which had been inappropriately classified as operating activities, and cash flows from commercial loans originated to be sold, which had been inappropriately classified as investing activities. In accordance with Statement of Financial Accounting Standards No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale,” cash flows from the sale of residential mortgage loans originally held for investment should have been classified as investing activities, rather than operating activities and cash flows from commercial loans originated to be sold, should have been classified as operating activities, rather than investing activities. Accordingly, the restatement affects the classification of these activities and the subtotals of cash flows from operating and investing activities presented in the affected Consolidated Statements of Cash Flows, but it has no impact on the Net Increase (Decrease) in Total Cash and Due from Banks set forth in the Consolidated Statements of Cash Flows for any of the previously reported periods. The Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2006, included in the Form 10-Q for the quarterly period ended March 31, 2007, has been restated.

The effects of the restatement is as follows for the indicated periods:

($ in millions)	For the three months ended March 31, 2006	For the year ended December 31
		2006	2005	2004
Originally Reported:
Loans originated for sale, net of repayments	$(1,249)	(7,172)	(7,084)	(4,788)
Proceeds from sales of loans held for sale	2,484	9,352	9,697	6,824

Net Cash Provided by Operating Activities	1,768	3,493	4,180	3,486

Net increase in loans and leases	(2,216)	(6,644)	(9,896)	(7,749)
Proceeds from sale of loans	—	—	—	—

Net Cash Provided by (Used in) Investing Activities	(1,903)	3,198	(6,244)	(3,728)

As Restated:
Loans originated for sale, net of repayments	$(1,802)	(8,671)	(8,683)	(5,253)
Proceeds from sales of loans held for sale	2,391	8,812	7,881	6,684

Net Cash Provided by Operating Activities	1,122	1,454	765	2,881

Net increase in loans and leases	(1,663)	(5,145)	(8,297)	(7,284)
Proceeds from sale of loans	93	540	1,816	140

Net Cash Provided by (Used in) Investing Activities	(1,257)	5,237	(2,829)	(3,123)

Difference:
Loans originated for sale, net of repayments	$(553)	(1,499)	(1,599)	(465)
Proceeds from sales of loans held for sale	(93)	(540)	(1,816)	(140)

Net Cash Provided by Operating Activities	(646)	(2,039)	(3,415)	(605)

Net increase in loans and leases	553	1,499	1,599	465
Proceeds from sale of loans	93	540	1,816	140

Net Cash Provided by (Used in) Investing Activities	646	2,039	3,415	605

The Audit Committee of the Bancorp’s Board of Directors agreed with the above conclusions. In addition, management and the Audit Committee have discussed these matters with the Bancorp’s independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

May 10, 2007	/s/ Christopher G. Marshall
Christopher G. Marshall
Executive Vice President and
Chief Financial Officer